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                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)



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

                                                    For the Three Months                   For the Six Months
                                                       Ended June 30,                         Ended June 30,
                                               --------------------------------       ------------------------------
                                                   2001                 2000              2001                 2000
                                                   ----                 ----              ----                 ----
Net Income                                     $   872,684          $    88,575       $ 2,096,559          $  854,501
                                                ==========           ==========        ==========           ==========
BASIC EARNINGS:

Weighted average number of common shares
outstanding                                     17,815,120           19,167,207        18,054,986           19,128,316
                                                ==========           ==========        ==========           ==========
Basic earnings per common share:                     $0.05               $ 0.00             $0.12               $ 0.04

DILUTED EARNINGS:

Weighted average number of common shares
outstanding                                     17,815,120           19,167,207        18,054,986           19,128,316
Stock options                                      441,063              324,710           303,438              635,007
                                                ----------           ----------        ----------           ----------
Weighted average number of common shares
outstanding, as adjusted                        18,256,183           19,491,917        18,358,424           19,763,323
                                                ==========           ==========        ==========           ==========
Diluted earnings per common share:                   $0.05               $ 0.00             $0.11               $ 0.04


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